EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-138665) on Form S-8 of Skagit State Bancorp, Inc. of our report dated March 9, 2012 relating to the consolidated balance sheets of Skagit State Bancorp, Inc. and its subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in stockholders’ equity and comprehensive income, and cash flows for the years then ended, which report appears in this Annual Report on Form 10-K.

Bellingham, Washington

March 9, 2012